UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8957	91-1292054
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Departure of Directors or Certain Officers

Alaska Air Group Director Mr. Richard A. Wien retired from the Board effective May 20, 2008. The Board of Directors wishes to thank Mr. Wien for his dedication and service to the Board over the past 26 years.

In their March 2008 meeting, the Board of Directors voted to reduce the size of the Board to nine members effective as of the Annual Stockholder Meeting on May 20, 2008.

(e) Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Alaska Air Group, Inc. (the “Company”) previously adopted the Alaska Air Group, Inc. 2008 Performance Incentive Plan (the “2008 Plan”), subject to stockholder approval of the 2008 Plan. According to the preliminary results from the Company’s annual stockholders’ meeting held on May 20, 2008, the Company’s stockholders have approved the 2008 Plan.

The following summary of the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The forms of award agreements to be used to evidence grants of nonqualified stock options, stock unit awards, and director deferred stock unit awards under the 2008 Plan are attached hereto as Exhibits 10.2, 10.3, and 10.4, respectively, and are incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the 2008 Plan. The Board has delegated general administrative authority for the 2008 Plan to the Compensation Committee of the Board.

The administrator of the 2008 Plan has broad authority under the 2008 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2008 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock (“Common Stock”) that may be issued or transferred pursuant to awards under the 2008 Plan equals the sum of: (1) 2,100,000 shares, plus (2) the number of shares available for additional award grant purposes under the Company’s 2004 Long-Term Incentive Equity Plan (the “2004 Plan”) as of May 20, 2008 and determined immediately prior to the termination of the authority to grant new awards under that plan as of May 20, 2008, plus (3) the number of any shares subject to stock options granted under the 2004 Plan and outstanding as of May 20, 2008 which expire, or for any reason are cancelled or terminated, after that date without being exercised (including any shares subject to outstanding stock options granted under the Company’s 1999 Long-Term Incentive Equity Plan (the “1999 Plan”) which expire, or for any reason are cancelled or terminated, after May 20, 2008 without being exercised that would otherwise become available for award grant purposes under the 2004 Plan in accordance with the terms of that plan), plus (4) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2004 Plan that are outstanding and unvested as of May 20, 2008 which are forfeited, terminated, cancelled, or otherwise reacquired after May 20, 2008 without having become vested. As of May 20, 2008, 79,712 shares were available for additional award grant purposes under the 2004 Plan, approximately 1,780,391 shares were subject to awards then outstanding under the 2004 Plan and approximately 1,136,823 shares were subject to awards then outstanding under the 1999 Plan.

Shares issued in respect of any “full-value award” granted under the 2008 Plan will be counted against the share limit described in the preceding paragraph as 1.7 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of its common stock under the 2008 Plan, 170 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2008 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2008 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits of the 2008 Plan, as opposed to only counting the shares actually issued. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2008 Plan will again be available for subsequent awards under the 2008 Plan.

The types of awards that may be granted under the 2008 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Alaska Air Group, Inc. 2008 Performance Incentive Plan

10.2	Form of Nonqualified Stock Option Agreement

10.3	Form of Stock Unit Award Agreement

10.4	Form of Director Deferred Stock Unit Award Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: May 22, 2008

/s/ Keith Loveless
Keith Loveless
Vice President/Legal and Corporate Affairs, General Counsel and Secretary

/s/ Bradley D. Tilden
Bradley D. Tilden
Executive Vice President/Finance and Planning and Chief Financial Officer